Exhibit 99.1

News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606-1596 www.boeing.com

Boeing Reports First-Quarter Results and Reaffirms 2011 Guidance

•	Earnings per share of $0.78 on revenue of $14.9 billion

•	Backlog grew to $329 billion, including $23 billion in orders during the quarter

•	Operating cash flow of ($1.0) billion reflects delivery timing and continued investment in development programs

•	Cash and marketable securities of $7.8 billion provide strong liquidity

•	2011 financial and deliveries outlook reaffirmed

Table 1. Summary Financial Results

	First Quarter		Change
(Dollars in Millions, except per share data)	2011	2010
Revenues	$14,910	$15,216	(2%)
Earnings From Operations	$1,000	$1,174	(15%)
Operating Margin	6.7%	7.7%	(1.0	)Pts
Net Income	$586	$519	13%
Earnings per Share	$0.78	$0.70	11%
Operating Cash Flow	($953)	($285)	NM

CHICAGO, April 27, 2011 – The Boeing Company [NYSE: BA] reported first-quarter net income of $0.6 billion, or $0.78 per share, on revenue of $14.9 billion. Operating margin of 6.7 percent reflects strong core performance across the company’s businesses on expected lower volumes and higher pension expense. The year-ago quarter included a $0.20 per share tax charge on health care legislation (Table 1). The company also reaffirmed its 2011 revenue, earnings per share and operating cash flow outlook.

“We’re off to a good start in an important year for our company,” said Jim McNerney, Boeing chairman, president and chief executive officer. “We delivered strong operating performance, made significant progress on 787 and 747-8 flight testing, and scored a major win on the U.S. Air Force Tanker program. Our outlook remains positive, and our people are focused on meeting customer commitments, driving productivity and competitiveness gains, and capturing growth opportunities in our Commercial Airplanes and Defense, Space & Security businesses.”

Table 2. Cash Flow

	First Quarter
(Millions)	2011	2010
Operating Cash Flow	($953)	($285)
Less Additions to Property, Plant & Equipment	($417)	($186)

Free Cash Flow*	($1,370)	($471)

*	Non-GAAP measure. A complete definition and reconciliation of Boeing’s use of non-GAAP measures, identified by an asterisk (*), is found on page 7, “Non-GAAP Measure Disclosure.”

Boeing’s quarterly operating cash flow was ($1.0) billion on the expected lower volumes and continued investment in development programs. Free cash flow* was ($1.4) billion in the quarter (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances

	Quarter-End
(Billions)	1Q11	4Q10
Cash	$5.7	$5.4
Marketable Securities[1]	$2.1	$5.1

Total	$7.8	$10.5
Debt Balances:
The Boeing Company	$9.0	$9.0
Boeing Capital Corporation	$2.7	$3.4

Total Consolidated Debt	$11.7	$12.4

[1]	Marketable securities consists primarily of time deposits due within one year classified as “short-term investments.”

Cash and investments in marketable securities totaled $7.8 billion at quarter-end (Table 3), down from $10.5 billion at year-end. Debt was $11.7 billion, down from $12.4 billion at year-end, primarily due to Boeing Capital Corporation maturities.

Total company backlog at quarter-end was $329 billion, up from $321 billion at year-end. Orders for the quarter were $23 billion and included a strong Commercial order mix, the U.S. Air Force KC-46A Tanker contract and the U.S. Navy P-8A low-rate initial production contract.

Segment Results

Commercial Airplanes

Table 4. Commercial Airplanes Operating Results

	First Quarter		Change
(Dollars in Millions)	2011	2010
Commercial Airplanes Deliveries	104	108	(4%)
Revenues	$7,118	$7,468	(5%)
Earnings from Operations	$509	$679	(25%)
Operating Margins	7.2%	9.1%	(1.9	)Pts

Boeing Commercial Airplanes first-quarter revenue decreased by 5 percent to $7.1 billion on planned lower 777 deliveries. Operating margin was 7.2 percent, reflecting the lower deliveries and higher R&D (Table 4).

Flight testing on the 787 program continued during the quarter, surpassing 3,500 hours on 1,250 flights. First delivery is expected in the third quarter of 2011. Total firm orders for the 787 at quarter-end were 835 airplanes from 56 customers.

The 747-8 program flight test also progressed during the quarter, surpassing 2,500 hours on 900 flights. First flight of the 747-8 Intercontinental was achieved in March. Delivery of the first 747-8 Freighter is planned for mid-2011.

Commercial Airplanes booked 153 gross orders during the quarter while 47 orders were removed from its order book, bringing net orders to 106, up from the year-ago period when net orders were 83 airplanes. Backlog remains strong with over 3,400 airplanes valued at $263 billion.

Boeing Defense, Space & Security

Table 5. Defense, Space & Security Operating Results

	First Quarter		Change
(Dollars in Millions)	2011	2010
Revenues
Boeing Military Aircraft	$3,392	$3,241	5%
Network & Space Systems	$2,349	$2,323	1%
Global Services & Support	$1,876	$2,049	(8%)

Total BDS Revenues	$7,617	$7,613	0%
Earnings from Operations
Boeing Military Aircraft	$369	$270	37%
Network & Space Systems	$143	$174	(18%)
Global Services & Support	$159	$220	(28%)

Total BDS Earnings from Operations	$671	$664	1%
Operating Margins	8.8%	8.7%	0.1 Pts

Boeing Defense, Space & Security’s (BDS) first-quarter revenue was $7.6 billion, while operating margin was 8.8 percent (Table 5).

Boeing Military Aircraft (BMA) first-quarter revenue increased by $0.2 billion to $3.4 billion, due to higher deliveries. Operating margin was 10.9 percent, reflecting improved performance and mix in Global Strike programs and lower R&D. During the quarter, BMA completed full scale static testing of P-8A and achieved first flight on the F-15 radar modernization program.

Network & Space Systems (N&SS) first-quarter revenue was $2.3 billion. Operating margin was 6.1 percent, reflecting less favorable mix and lower earnings in the satellite business. During the quarter, N&SS successfully completed an Inmarsat-5 satellite milestone and final acceptance of a SkyTerra satellite.

Global Services & Support (GS&S) first-quarter revenue decreased by $0.2 billion to $1.9 billion, due to the conclusion of the KC-10 support program in 2010 and delivery timing in integrated logistics and training systems & services. Operating margin was 8.5 percent, reflecting lower earnings in integrated logistics and maintenance, modifications & upgrades. During the quarter, GS&S was awarded a performance based logistics contract for the C-17 Globemaster III Sustainment Partnership and a follow-on to extend the F-22 sustainment contract.

Backlog at BDS increased slightly to $66 billion, approximately two times the unit’s expected 2011 revenue.

Additional Financial Information

Table 6. Additional Financial Information

	First Quarter		Change
(Dollars in Millions)	2011	2010
Revenues
Boeing Capital Corporation	$143	$162	(12%)
Other segment	$36	$36
Unallocated items and eliminations	($4)	($63)
Earnings/(loss) from Operations
Boeing Capital Corporation	$52	$46	13%
Other segment	($22)	($50)
Unallocated items and eliminations	($210)	($165)
Other income/(expense), net	$13	($2)
Interest and debt expense	($130)	($122)
Effective tax rate	33.4%	50.6%

During the quarter, Boeing Capital Corporation’s (BCC) portfolio balance declined to $4.5 billion, down from $4.7 billion at the beginning of the year on run-off and asset sales. BCC’s debt-to-equity ratio was unchanged at 5.0-to-1.

The “Other” segment consists primarily of Boeing Engineering, Operations and Technology, as well as certain results related to the financial consolidation of all business units.

Total pension expense for the first quarter was $526 million, as compared to $284 million in the same period last year. A total of $431 million was allocated to the operating segments in the quarter, up from $305 million in the same period last year, and $95 million was recognized in unallocated items, compared to a benefit of $21 million in the same period last year.

The company’s income tax expense was $295 million in the quarter, down from $531 million in the same period last year, as the year-ago quarter included a $150 million ($0.20 per share) tax charge on health care legislation.

Outlook

The company’s 2011 financial guidance (Table 7) is reaffirmed, reflecting solid core operating performance, higher pension expense, planned deliveries on development programs and the current defense contracting environment.

Table 7. Financial Outlook

(Dollars in Billions, except per-share data)	2011
The Boeing Company
Revenue	$68 - 71
Earnings Per Share (GAAP)	$3.80 - 4.00
Operating Cash Flow [1]	> $2.5
Boeing Commercial Airplanes
Deliveries [2]	485 - 500
Revenue	$36 - 38
Operating Margin	7.5% - 8.5%
Boeing Defense, Space & Security
Revenue
Boeing Military Aircraft	$14.2 - 14.7
Network & Space Systems	$9 - 9.5
Global Services & Support	$8.3 - 8.8

Total BDS Revenue	$31.5 - 33
Operating Margin
Boeing Military Aircraft	~ 9%
Network & Space Systems	~ 7%
Global Services & Support	~ 10.5%

Total BDS Operating Margin	8.5% - 9%
Boeing Capital Corporation
Portfolio Size	Lower
Revenue	~ $0.5
Return on Assets	> 1%
Research & Development	$3.7 - 3.9
Capital Expenditures	~ $2.3
Pension Expense	$1.8

[1]	After cash pension contributions of $0.5 billion and assuming new aircraft financings under $0.5 billion.
[2]	2011 is sold out and includes the first 787 and 747-8 deliveries (combined 25 to 40 units).

Non-GAAP Measure Disclosure

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures (indicated by an asterisk *) used in this report provide investors with important perspectives into the company’s ongoing business performance. The company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. The following definitions are provided:

Free Cash Flow

Free cash flow is defined as GAAP operating cash flow less capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial customers, our suppliers and the worldwide market; (3) our commercial development programs, including the 787 and 747-8 commercial aircraft programs; (4) changing acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) changes in accounting estimates; (10) changes in the competitive landscape in our markets; (11) our non-U.S. operations, including sales to non-U.S. customers; (12) potential adverse developments in new or pending litigation and/or government investigations; (13) customer and aircraft concentration in Boeing Capital Corporation’s customer financing portfolio; (14) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments; (15) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (16) the adequacy of our insurance coverage to cover significant risk exposures; (17) potential business disruptions related to physical security threats, information technology attacks or natural disasters; (18) work stoppages or other labor disruptions; (19) significant changes in discount rates and actual investment return on pension assets; and (20) potential environmental liabilities.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #

Contact:
Investor Relations:	Scott Fitterer or Jennifer Mack (312) 544-2140
Communications:	Chaz Bickers (312) 544-2002

The Boeing Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended
	March 31
(Dollars in millions, except per share data)	2011	2010
Sales of products	$11,894	$12,316
Sales of services	3,016	2,900

Total revenues	14,910	15,216

Cost of products	(9,506)	(9,822)
Cost of services	(2,510)	(2,281)
Boeing Capital Corporation interest expense	(33)	(41)

Total costs and expenses	(12,049)	(12,144)

	2,861	3,072
Income from operating investments, net	62	59
General and administrative expense	(866)	(953)
Research and development expense, net	(1,057)	(1,000)
Loss on dispositions, net		(4)

Earnings from operations	1,000	1,174
Other income/(expense), net	13	(2)
Interest and debt expense	(130)	(122)

Earnings before income taxes	883	1,050
Income tax expense	(295)	(531)

Net earnings from continuing operations	588	519
Net loss on disposal of discontinued operations, net of taxes of $1	(2)

Net earnings	$586	$519

Basic earnings per share from continuing operations	$0.79	$0.71
Net loss on disposal of discontinued operations, net of taxes

Basic earnings per share	$0.79	$0.71

Diluted earnings per share from continuing operations	$0.78	$0.70
Net loss on disposal of discontinued operations, net of taxes

Diluted earnings per share	$0.78	$0.70

Cash dividends paid per share	$0.42	$0.42

Weighted average diluted shares (millions)	749.0	740.1

The Boeing Company and Subsidiaries

Consolidated Statements of Financial Position

(Unaudited)

	March 31	December 31
(Dollars in millions, except per share data)	2011	2010
Assets
Cash and cash equivalents	$5,670	$5,359
Short-term and other investments	2,102	5,158
Accounts receivable, net	6,036	5,422
Current portion of customer financing, net	252	285
Deferred income taxes	37	31
Inventories, net of advances and progress billings	26,912	24,317

Total current assets	41,009	40,572
Customer financing, net	4,320	4,395
Property, plant and equipment, net of accumulated depreciation of $13,516 and $13,322	8,973	8,931
Goodwill	4,944	4,937
Acquired intangible assets, net	2,933	2,979
Deferred income taxes	3,862	4,031
Investments	1,091	1,111
Pension plan assets, net	4	6
Other assets, net of accumulated amortization of $614 and $630	1,624	1,603

Total assets	$68,760	$68,565

Liabilities and equity
Accounts payable	$8,304	$7,715
Accrued liabilities	12,835	13,802
Advances and billings in excess of related costs	12,363	12,323
Deferred income taxes and income taxes payable	789	607
Short-term debt and current portion of long-term debt	966	948

Total current liabilities	35,257	35,395
Accrued retiree health care	8,034	8,025
Accrued pension plan liability, net	9,979	9,800
Non-current income taxes payable	427	418
Other long-term liabilities	333	592
Long-term debt	10,723	11,473
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	3,903	3,866
Treasury stock, at cost – 274,304,690 and 277,002,059 shares	(17,021)	(17,187)
Retained earnings	25,370	24,784
Accumulated other comprehensive loss	(13,401)	(13,758)

Total shareholders’ equity	3,912	2,766
Noncontrolling interest	95	96

Total equity	4,007	2,862

Total liabilities and equity	$68,760	$68,565

The Boeing Company and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
	March 31
(Dollars in millions)	2011	2010
Cash flows - operating activities:
Net earnings	$586	$519
Adjustments to reconcile net earnings to net cash used by operating activities:
Non-cash items –
Share-based plans expense	51	66
Depreciation	331	350
Amortization of acquired intangible assets	49	55
Amortization of debt discount/premium and issuance costs	4	5
Investment/asset impairment charges, net	10	15
Customer financing valuation provision	(15)	12
Loss on disposal of discontinued operations	3
Loss on dispositions, net		4
Other charges and credits, net	113	30
Excess tax benefits from share-based payment arrangements	(22)	(8)
Changes in assets and liabilities –
Accounts receivable	(633)	(572)
Inventories, net of advances and progress billings	(2,622)	(1,833)
Accounts payable	969	225
Accrued liabilities	(736)	(136)
Advances and billings in excess of related costs	40	(221)
Income taxes receivable, payable and deferred	217	429
Other long-term liabilities	(66)	246
Pension and other postretirement plans	617	355
Customer financing, net	102	221
Other	49	(47)

Net cash used by operating activities	(953)	(285)

Cash flows - investing activities:
Property, plant and equipment additions	(417)	(186)
Property, plant and equipment reductions	14	3
Acquisitions, net of cash acquired	(16)	(24)
Contributions to investments	(1,644)	(4,744)
Proceeds from investments	4,701	910
Receipt of economic development program funds	69

Net cash provided/(used) by investing activities	2,707	(4,041)

Cash flows - financing activities:
New borrowings	14	19
Debt repayments	(812)	(51)
Repayments of distribution rights financing	(392)	(13)
Stock options exercised, other	24	23
Excess tax benefits from share-based payment arrangements	22	8
Employee taxes on certain share-based payment arrangements	(15)	(15)
Dividends paid	(309)	(318)

Net cash used by financing activities	(1,468)	(347)

Effect of exchange rate changes on cash and cash equivalents	25	(25)

Net increase/(decrease) in cash and cash equivalents	311	(4,698)
Cash and cash equivalents at beginning of year	5,359	9,215

Cash and cash equivalents at end of period	$5,670	$4,517

The Boeing Company and Subsidiaries

Summary of Business Segment Data

(Unaudited)

	Three months ended March 31
(Dollars in millions)	2011	2010
Revenues:
Commercial Airplanes	$7,118	$7,468
Boeing Defense, Space & Security:
Boeing Military Aircraft	3,392	3,241
Network & Space Systems	2,349	2,323
Global Services & Support	1,876	2,049

Total Boeing Defense, Space & Security	7,617	7,613
Boeing Capital Corporation	143	162
Other segment	36	36
Unallocated items and eliminations	(4)	(63)

Total revenues	$14,910	$15,216

Earnings from operations:
Commercial Airplanes	$509	$679
Boeing Defense, Space & Security:
Boeing Military Aircraft	369	270
Network & Space Systems	143	174
Global Services & Support	159	220

Total Boeing Defense, Space & Security	671	664
Boeing Capital Corporation	52	46
Other segment	(22)	(50)
Unallocated items and eliminations	(210)	(165)

Earnings from operations	1,000	1,174
Other income/(expense), net	13	(2)
Interest and debt expense	(130)	(122)

Earnings before income taxes	883	1,050
Income tax expense	(295)	(531)

Net earnings from continuing operations	588	519
Net loss on disposal of discontinued operations, net of taxes of $1	(2)

Net earnings	$586	$519

Research and development expense, net:
Commercial Airplanes	$787	$698
Boeing Defense, Space & Security:
Boeing Military Aircraft	125	162
Network & Space Systems	104	106
Global Services & Support	32	34

Total Boeing Defense, Space & Security	261	302
Other segment	9

Total research and development expense, net	$1,057	$1,000

Unallocated items and eliminations:
Share-based plans expense	$(22)	$(47)
Deferred compensation expense	(50)	(81)
Pension	(95)	21
Post-retirement	(19)	(11)
Capitalized interest	(15)	(10)
Eliminations and other	(9)	(37)

Total	$(210)	$(165)

The Boeing Company and Subsidiaries

Operating and Financial Data

(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2011	2010
737	87	86
767	4	3
777	13	19

Total	104	108

Boeing Defense, Space & Security
Boeing Military Aircraft
F/A-18 Models	13	13
F-15E Eagle	4	3
C-17 Globemaster	3	3
KC-767 International Tanker	1
CH-47 Chinook	7	2
AH-64 Apache		4

Network & Space Systems
Delta IV		1
Commercial and Civil Satellites		1
Military Satellites		1

Contractual backlog (Dollars in billions)	March 31 2011	December 31 2010
Commercial Airplanes	$260.9	$255.6
Boeing Defense, Space & Security:
Boeing Military Aircraft	26.5	25.1
Network & Space Systems	9.4	9.6
Global Services & Support	13.9	13.7

Total Boeing Defense, Space & Security	49.8	48.4

Total contractual backlog	$310.7	$304.0

Unobligated backlog	$18.3	$16.9

Total backlog	$329.0	$320.9

Workforce	163,800	160,500